Exhibit 10.1
MEDASSETS, INC.
2004 LONG-TERM INCENTIVE PLAN
As Amended Effective January 1, 2007
1.	Purpose
The purpose of the Plan is to provide a means through which the Company and its Subsidiaries may attract able persons to become and remain directors of the Company and enter and remain in the employ of the Company and its Subsidiaries, and may reward certain individuals determined to be key contributors to the success of the Company; and to provide a means whereby employees, directors and consultants of the Company and its Subsidiaries can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Subsidiaries and promoting an identity of interest between stockholders and these employees, directors and consultants.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, and other Stock-based Awards, or any combination of the foregoing.
2.	Definitions
The following definitions shall be applicable throughout the Plan.
(a)	“Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, or other Stock-based award.

(b)	“Board” means the Board of Directors of MedAssets, Inc.

(c)	“Cause” means the Company or a Subsidiary having cause to terminate a Participant’s employment or service under any existing employment, consulting or any other agreement between the Participant and the Company or a Subsidiary. In the absence of any such an employment, consulting or other agreement, a Participant shall be deemed to have been terminated for Cause if the Company determines that his termination of employment with the Company or a Subsidiary is on account of (A) incompetence, fraud, personal dishonesty, embezzlement, defalcation or acts of gross negligence or gross misconduct on the part of Participant in the course of his employment or services, (B) a conflict of interest with or material breach of Participant’s fiduciary duty of loyalty to the Company or a Subsidiary, (C) a Participant’s engagement in conduct that is materially injurious to the Company or a Subsidiary, (D) a Participant’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on Company’s or a Subsidiary’s reputation and standing in the community; (E) public or consistent drunkenness by a Participant or his illegal use of narcotics which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company or a Subsidiary or which impairs, or could reasonably be expected to impair, the performance of a Participant’s duties to the Company or a Subsidiary; or (F) willful failure by a Participant to follow the lawful directions of a superior officer or the Board, representing disloyalty to the goals of the Company or a Subsidiary.

(d)	“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(e)	“Committee” means the Compensation Committee of the Board or such other committee of at least two Board members as the Board may appoint to administer the Plan.

(f)	“Common Stock” means the common stock par value $0.01 per share, of MedAssets, Inc.

(g)	“Company” means MedAssets, Inc.

(h)	“Date of Grant” means the date on which the granting of an Award is approved by the Board or the Committee as the case may be.

(i)	“Disability”, with respect to any particular Participant, means disability as defined in such Participant’s employment, consulting or other relevant agreement with the Company or a Subsidiary or, in the absence of any such agreement, disability as defined in the long-term disability plan of the Company or a Subsidiary, as may be applicable to the Participant in question, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, if the Participant was retired when such disability commenced, the inability to engage in any substantial gainful activity, in either case as determined by the Company based upon medical evidence acceptable to it.

(j)	“Disinterested Person” means a person who is (i) a ”non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule or regulation and (ii) an “outside director” within the meaning of Section 162(m) of the Code; provided, however, that clause (ii) shall apply only with respect to grants of Awards with respect to which the Company’s tax deduction could be limited by Section 162(m) of the Code if such clause did not apply.

(k)	“Eligible Person” means any (i) person regularly employed by the Company or a Subsidiary; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or a Subsidiary; (iii) member of the Senior Advisory Board or any similar advisory board established by the Company; or (iv) consultant to the Company or a Subsidiary.

(l)	“Exchange Act” means the Securities Exchange Act of 1934.

(m)	“Fair Market Value” on a given date means (i) if the Stock is listed on a national securities exchange, the closing price on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the NASDAQ National Market System on a last sale basis, the closing price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; (iii) if the Stock is not listed on a national securities exchange nor quoted in the NASDAQ National Market System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service; or (iv) notwithstanding clauses (i) — (iii) above, with respect to Awards granted as of the consummation of the IPO, the price at which Stock is initially offered to the public in the IPO.

(n)	“Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an Incentive Stock Option pursuant to Section 422 of the Code.

(o)	“IPO” means the initial underwritten offering of Common Stock to the public through an effective registration statement.

(p)	“Nonqualified Stock Option” means an Option granted under the Plan which is not designated as an Incentive Stock Option.

(q)	“Normal Termination” means termination of employment or service with the Company and all Subsidiaries:
(i)	Upon retirement or other voluntary termination (where the Participant is found to have terminated voluntarily in good standing as determined by the Company) by the Participant of the Company or a Subsidiary;

(ii)	On account of Disability;

(iii)	With the written approval of the Committee; or

(iv)	By the Company or a Subsidiary without Cause.
(r)	“Option” means an Award granted under Section 7 of the Plan.

(s)	“Option Period” means the period described in Section 7(d).

(t)	“Option Price” means the exercise price set for an Option described in Section 7(b).

(u)	“Participant” means an Eligible Person who has been selected to receive or has been granted an Award by the Committee.

(v)	“Plan” means the Company’s 2004 Long-Term Incentive Plan.

(w)	“Restricted Period” means, with respect to any share of Restricted Stock, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 8(b).

(x)	“Restricted Stock” means an Award granted under Section 8 of the Plan.

(y)	“Restricted Stock Agreement” means the agreement between the Company and a Participant who has been granted Restricted Stock pursuant to Section 8 which defines the rights and obligations of the parties.

(z)	“Securities Act” means the Securities Act of 1933, as amended.

(aa)	“Senior Advisory Board” means the board of leaders from the healthcare community that serves a number of critical functions for the Company including providing insight into marketplace issues and opportunities, communicating with key leaders in healthcare related industries and providing advice on the design and marketing of new programs and services.

(bb)	“Stock” means the Common Stock or such other authorized shares of stock of the Company as from time to time may be authorized for use under the Plan.

(cc)	“Stock Option Agreement” means the agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties.

(dd)	“Subsidiary” means any subsidiary of the Company as defined in Section 424(f) of the Code.
3.	Effective Date, Duration and Shareholder Approval
The Plan is effective as of April 20, 2004, the date on which the Plan was adopted by the Board and Stockholders of the Company.

The expiration date of the Plan, after which no Awards may be granted hereunder, shall be December 31, 2009; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.
4.	Administration
The Committee shall administer the Plan. Unless otherwise determined by the Board, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be a Disinterested Person. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee are valid and binding acts of the Committee.

Subject to the provisions of the Plan, the Committee shall have the power, authority and discretion to:
(a)	Grant Awards;

(b)	Designate Participants;

(c)	Determine the type and extent of the Awards to be granted to each Participant;

(d)	Determine the time or times when Awards will be granted to Participants;

(e)	Determine the duration of each Option Period and Restricted Period;

(f)	Determine the conditions to which the vesting of Awards may be subject;

(g)	Prescribe the form of Stock Option Agreement, Restricted Stock Agreement or other form or forms evidencing and governing Awards;

(h)	Cause records to be established from time to time as Awards are made to Participants;

(i)	Interpret the Plan and, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board; and

(j)	Delegate to one or more Board members or to officers or managers of the Company, such administrative duties under this Section 4 as it may deem advisable; however, Company management may not be delegated the authority to grant any Award.
5.	Granting of Awards; Shares Subject to the Plan

The Committee may, from time to time, grant Awards of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock and other Stock-based Awards to one or more Participants; provided, however, that:
(a)	Subject to Section 11, the aggregate number of shares of Stock reserved and available for issuance pursuant to Awards under the Plan is 11,285,000 which may be increased at any time and from time to time by the Company in accordance with its charter documents, bylaws and applicable law;

(b)	Except as set forth in Section 5(d), such shares shall be deemed to have been used in payment of Awards only to the extent they are actually delivered and not where the Fair Market Value equivalent of such shares for a Stock-based Award is paid in cash. In the event any Award shall be surrendered, terminate, expire, or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan;

(c)	Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase; and

(d)	Following the date that the exemption from the application of Section 162(m) of the Code described in Section 14 (or any other exemption having similar effect) ceases to apply to Awards, no Participant may receive Options or stock appreciation rights under the Plan with respect to more than 500,000 shares of Stock in any one year. For this purpose, such shares shall be deemed to have been used in payment of Awards whether they are actually delivered or where the Fair Market Value equivalent of such shares for a stock appreciation right is paid in cash.
6.	Eligibility
Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan as a Participant.
7.	Stock Option Awards
The Committee shall have the authority to grant one or more Incentive Stock Option or Nonqualified Stock Option Awards to any Eligible Person; provided, however, that no Incentive Stock Option Awards shall be granted to any Eligible Person who is not an employee of the Company or a Subsidiary. Each Award so granted shall be subject to the following terms and conditions (or to such other conditions as may be reflected in the applicable Stock Option Agreement):
(a)	Award of Stock Options. An Option Award shall be evidenced by a Stock Option Agreement prepared by the Company which shall set forth the terms of the grant. A Participant who has been granted an Option Award shall execute and return to the Company a copy of the Stock Option Agreement. If a Participant shall fail to execute and deliver to the Company the Stock Option Agreement by any deadline contained within the Stock Option Agreement, the Award shall be null and void. In such event , all rights of the Participant to such Award shall terminate without further obligation on the part of the Company. [Refer to Section 7(e)].

(b)	Option price. The exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than (i) in the case of an Incentive Stock Option, and subject to Section 7(e), the Fair Market Value of a share of Stock at the Date of Grant, and (ii) in the case of a Non-Qualified Stock Option, the par value per share of Stock; provided, however, that following the date that the exemption from the application of Section 162(m) of the Code described in Section 14 (or any other exemption having similar effect) ceases to apply to Options, all newly granted Options intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall have an Option Price per share of Stock no less than the Fair Market Value of a share of Stock at the Date of Grant.

(c)	Manner of exercise and form of payment. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Company accompanied by payment of the Option Price. The Option Price may be paid by check (which the Company in its discretion may require be certified) and/or shares of Stock (valued at the Fair Market Value at the time the Option is exercised) which have either (x) have been held by the Participant for at least six-months, or (y) were acquired from a person other than the Company, having in the aggregate a value equal to the aggregate Option Price or, in the discretion of the Company, either (i) in other property having a fair market value on the date of exercise equal to the aggregate Option Price, or (ii) by delivering to the Company a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the aggregate Option Price. Notwithstanding anything herein to the contrary, to the extent that any form of payment would, in the opinion of the Company’s counsel, result in a violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

(d)	Option Period and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and set forth in the Stock Option Agreement, and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. Unless otherwise specifically determined by the Committee, the vesting of any Option shall occur only while the Participant is employed or rendering services to the Company or its Subsidiaries and all vesting shall cease upon a Participant’s termination of employment or services for any reason. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires. Unless otherwise stated in the applicable Stock Option Agreement, an Option shall expire earlier than the end of the Option Period in the following circumstances:
(i)	If prior to the end of the Option Period, the Participant shall undergo a Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is three months after the date of such Normal Termination. In such event, the Option shall remain exercisable by the Participant until its expiration, but only to the extent the Option was vested and exercisable at the time of such Normal Termination.

(ii)	If the Participant dies prior to the end of the Option Period and while still in the employ or service of the Company or a Subsidiary, or within three months following Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is twelve months after the Participant’s death. In such event, any Option shall remain exercisable by the person or persons to whom the Participant’s rights under the Option pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent any Option was vested and exercisable by the Participant at the time of death.

(iii)	If the Participant ceases employment or service with the Company and all Subsidiaries for reasons other than Normal Termination or death, any Option shall expire immediately upon such cessation of employment or service.
(e)	Other Terms and Conditions.
(i)	Each Option issued pursuant to this Section 7 (or such part thereof that is exercisable at any time) shall be exercisable for the full number of shares of Stock underlying the Option or for any lesser number of shares.

(ii)	Each share of Stock purchased through the exercise of an Option issued pursuant to this Section 7 shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Participant purchases the share or when an Option expires.

(iii)	Options issued pursuant to this Section 7 shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by him; provided, however, that the Committee may (but shall not be required to) at any time upon the request of a Participant allow for the transfer of any Option, subject to such conditions or limitations as it may establish.

(iv)	Each Stock Option Agreement may contain a provision that, upon demand by the Committee for such a representation, the Participant shall deliver to the Company at the time of any exercise of an Option issued pursuant to this Section 7 a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option issued pursuant to this Section 7 shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(v)	Each Incentive Stock Option Agreement shall contain a provision requiring the Participant to notify the Company in writing immediately after the Participant makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the Date of Grant of the Incentive Stock Option or (b) one year after the date the Participant acquired the Stock by exercising the Incentive Stock Option.
(f)	Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company or of a Subsidiary, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110% of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

(g)	$100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(h)	Voluntary Surrender. The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option issued pursuant to this Section 7 to be conditioned upon the granting to the Participant of a new Option for the same or a different number of shares as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Nonqualified Stock Option surrendered.
8.	Restricted Stock Awards
The Committee shall have the authority to grant one or more Restricted Stock Awards to any Eligible Person; establish terms, conditions and restrictions applicable to such Restricted Stock including the Restricted Period, which may differ with respect to each Participant; the time or times at which Restricted Stock shall become vested and the number of shares to be covered by each Award grant. Each Award so granted shall be subject to the following conditions, or to such other conditions as may be reflected in the applicable Restricted Stock Agreement.
(a)	Award of Restricted Stock.
(i)	An Award of Restricted Stock shall be evidenced by a Restricted Stock Agreement prepared by the Company which shall set forth the terms of the grant. A Participant who been granted a Restricted Stock Award shall execute and return to the Company a copy of the Restricted Stock Agreement. If a Participant shall fail to execute and deliver to the Company the Restricted Stock Agreement by any deadline contained within the Restricted Stock Agreement, the Award shall be null and void. In such event, all rights of the Participant to such Award shall terminate without further obligation on the part of the Company.

(ii)	Subject to the restrictions set forth in Section 8(b), the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends, if any, with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant’s account. Unless otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividend withheld. Unless otherwise determined by the Committee, any cash dividend or stock dividend so withheld by the Committee shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which they relate.
(b)	Restrictions; Restricted Period.
(i)	The shares of Restricted Stock granted to a Participant shall be subject to forfeiture to the extent provided in Section 8(c), and the Participant shall not be entitled to receive a certificate evidencing ownership of such shares until the forfeiture provisions have expired.

(ii)	The Restricted Period for Restricted Stock shall commence on the Date of Grant and shall expire in accordance with the schedule set forth in the Restricted Stock Agreement.

(iii)	The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that such action is appropriate.
(c)	Forfeiture Provisions. Unless otherwise set forth in the Restricted Stock Agreement, in the event a Participant terminates employment with the Company and all Subsidiaries during a Restricted Period, that portion of the Award which has not vested (“Unvested Portion”) shall be treated as follows:
(i)	In the event of a voluntary resignation of a Participant or discharge by the Company or a Subsidiary for Cause, the Unvested Portion of the Award shall be completely forfeited.

(ii)	In the event of a Normal Termination (other than voluntary resignation), the Unvested Portion of the Award shall be prorated for service during the Restricted Period and the shares of Restricted Stock which have not been forfeited shall be delivered to the Participant as soon as practicable following termination.

(iii)	In the event of a Participant’s death, the Unvested Portion of the Award shall be prorated for service during the Restricted Period and the shares of Restricted Stock which have not been forfeited shall be delivered to the Participant’s beneficiary as soon as practicable.
In the event of forfeiture, all rights of the Participant to the forfeited shares of Restricted Stock shall terminate without further obligation on the part of the Company. The term “employment” as used herein shall include service on the Company’s Board of Directors or Senior Advisory Board.
(d)	Delivery of Stock Certificates. From time to time upon the vesting of shares of Restricted Stock the Company shall deliver to the Participant, or his beneficiary, without charge, certificate evidencing such shares.
9.	Other Stock-Based Awards
The Committee may grant any other cash, stock or stock-related Awards to any Eligible Person under this Plan that the Committee deems appropriate, including, but not limited to, stock appreciation rights, limited stock appreciation rights, phantom stock Awards, the bargain purchase of Stock and Stock bonuses. Any such benefits and any related agreements shall contain such terms and conditions as the Committee deems appropriate. Such Awards and agreements need not be identical. With respect to any benefit under which shares of Stock are or may in the future be issued for consideration other than prior services, the amount of such consideration shall not be less than the amount (such as the par value of such shares) required to be received by the Company in order to comply with applicable state law.
10.	General

(a)	Additional Provisions of an Award. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options (as may be permitted under the Sarbanes-Oxley Act of 2002 and other applicable law), provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

(b)	Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

(c)	Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(d)	Tax Withholding. Notwithstanding any other provision of the Plan, the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards cash and/or Stock, valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Stock, the Participant or other person receiving such Stock may be required to pay to the Company or a Subsidiary, as appropriate, prior to delivery of such Stock, the amount of any such taxes which the Company or

Subsidiary is required to withhold, if any, with respect to such Stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Participant of the Award elects to make payment in such manner.

(e)	Claim to Awards and Employment Rights. No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or a Subsidiary.

(f)	Designation and Change of Beneficiary. Each Participant may file with the Committee or its designee a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee or its designee. The last such designation received by the Committee or its designee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee or its designee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g)	Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(h)	No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability

(including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(i)	Governing law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

(j)	Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(k)	Nontransferability. A person’s rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Participant’s death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution; provided, however, the Committee may, in its sole discretion, allow for transfer of Awards other than Incentive Stock Options to other persons or entities, subject to such conditions or limitations as it may establish.

(l)	Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself.

(m)	Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

(n)	Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

(o)	Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(p)	Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(q)	Termination of Employment. For all purposes herein, a person who transfers from employment or service with the Company to employment or service with a Subsidiary or vice versa shall not be deemed to have terminated employment or service with the Company or a Subsidiary.
11.	Changes in Capital Structure
Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards under the Plan and the maximum number of shares of Stock with respect to which any one person may be granted Options or stock appreciation rights during any year may be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or (iii) for any other reason which the Committee, in its sole discretion, determines otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Any adjustment to Incentive Stock Options under this Section 11 shall take into account that adjustments which constitute a “modification” within the meaning of Section 424(h)(3) of the Code may have an adverse tax impact on such Incentive Stock Options and the Committee may, in its sole discretion, provide for a different adjustment or no adjustment in order to preserve the tax effects of Incentive Stock Options. Unless otherwise determined by the Committee, in its sole discretion, any adjustments or substitutions under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, following the date that the exemption from the application of Section 162(m) of the Code described in Section 14 (or any other exemption having similar effect) ceases to apply to Awards, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall, unless otherwise determined by the Committee in its sole discretion, be made only to the extent that the Committee determines that such adjustments or substitutions may be made without a loss of deductibility for such Awards under Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event of (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash, (iii) the sale of all or substantially all of the assets of the Company, (iv) the sale of greater than fifty percent (50%) of the securities of the Company entitled to vote in the election of directors to the Board; or (v) the reorganization or liquidation of the Company (a “Corporate Event”), in lieu of providing the adjustment set forth in subsection above, the Committee may, in its discretion, provide that all outstanding Awards shall terminate as of the consummation of such Corporate Event, and (x) accelerate the exercisability of, or cause all vesting restrictions to lapse on, all outstanding Awards to a date at least ten days prior to the date of such Corporate Event and/or (y) provide that holders of Awards will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, and in the case of Options or other Awards with an exercise price or similar provision, less such applicable exercise price, such payment to be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of an Award to receive property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award less any applicable exercise price at such time. The terms of this Section 11 may be varied by the Committee in any particular Award agreement.
12.	Nonexclusivity of the Plan
Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholder of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.
13.	Amendments and Termination
The Board may at any time terminate the Plan. Subject to Section 11, with the express written consent of an individual Participant, the Board or the Committee may cancel or reduce or otherwise alter outstanding Awards if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board or the Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided, however, that without further stockholder approval neither the Board nor the Committee shall make any amendment to the Plan which would materially increase the maximum number of shares of Stock which may be issued pursuant to Awards, except as provided in Section 11, or, following the date upon which an IPO occurs, which would otherwise violate the shareholder approval requirements of the national securities exchange on which the Stock is listed or Nasdaq, as applicable.
14.	Effect of Section 162(m) of the Code
The Plan, and all Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. As of the date of the adoption of the Plan, the Company is not a “publicly held corporation” within the meaning of Treasury Regulation Section 1.162-27(a) and thus is not subject to the limitations imposed by Section 162(m). In the event that the Company becomes publicly held in the future, the Plan, and all Awards issued thereunder, are intended to be exempt from the application of Section 162(m) by virtue of Treasury Regulation Section 1.162-27(f) which generally exempts from the application of Section 162(m) of the Code compensation paid pursuant to a plan that existed before a company becomes publicly held. Under such Treasury Regulation, this exemption is available to the Plan for the duration of the period that lasts until the earlier of (i) the expiration or material modification of the Plan, (ii) the exhaustion of the maximum number of shares of Stock available for Awards under the Plan, as set forth in Section 5(a), or (iii) the first meeting of Company shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the IPO occurs. To the extent that the Committee determines as of the Date of Grant of an Award that (i) the Award is intended to comply with Section 162(m) of the Code and (ii) the exemption described above is no longer available with respect to such Award, such Award shall not be effective until any stockholder approval required under Section 162(m) of the Code has been obtained.
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As adopted by the Board of Directors of MedAssets, Inc. as of May ___, 2004.

By:	Jonathan H. Glenn

Title:	Chief Legal and Administrative Officer